Exhibit 99.1

Central European Distribution Corporation Closes Strategic Investment in the Russian Alcohol Group, the Leading Vodka Producer in Russia; Increases Full Year 2008 and 2009 Fully-Diluted Earnings Per Share Guidance

Bala Cynwyd, Pennsylvania July 9, 2008: Central European Distribution Corporation (NASDAQ: CEDC) today announced that is has closed its strategic investment in the Russian Alcohol Group (“Russian Alcohol”), the leading vodka producer in Russia.

CEDC’s equity investment of $181.5 million in Russian Alcohol will provide the Company with an initial stake of approximately 42% in the Russian Alcohol business. This transaction is in connection with Lion Capital LLP’s acquisition of a controlling stake in Russian Alcohol. In addition to the equity investment, CEDC purchased $103.5 million of exchangeable notes which bear interest from 8.3% to 10.5% and can be fully exchanged into additional shares of Russian Alcohol starting in 2010. Our agreements governing this investment include put and call options to acquire the remaining stake in Russian Alcohol starting in 2010 based off of the prior year audited numbers. The strike prices for the call and put options have been agreed by all parties at multiples that are in line with CEDC’s recent investments in Russia. CEDC has financed its strategic investment primarily through a combination of its share offering completed on June 30, 2008, as well as cash and a small component of debt.

Russian Alcohol is the largest vodka producer in Russia with over a 10% market share, and produces leading vodka brands such as Green Mark, which is the number one vodka brand in Russia and Zhuravli, a top selling premium vodka brand behind CEDC’s Parliament, which is the top selling premium vodka brand in Russia. The Company also has a well established long drink business in Russia. Utilizing what we believe to be the largest spirits sales team in Russia, Russian Alcohol is expected to have 2008 net sales of over $500 million based on information provided to us in connection with our investment.

Lion Capital is a London-based investment firm that is recognized as a leader in investing in the consumer sector, with over €4 billion of equity capital invested in consumer businesses across Europe and North America. Lion’s portfolio of market-leading food and beverage companies includes such well-known brands as Nidan, a leading juice producer in Russia, Weetabix, the UK’s number one cereal brand, and the iconic Schweppes and Orangina beverage brands in Europe. Lion Capital’s investment strategy is underpinned by exceptional experience within its senior team in investing in and operating within the consumer sector and the firm has a proven track record of successfully growing companies post acquisition.

William Carey, President and CEO commented, “We look forward to working with Lion Capital to improve the operational performance of the business as well as continue to build on the solid fundamentals that the existing management team has put in place. Russian Alcohol Group’s growth year to date has been exceptional with volume growth rates of over 40% as compared to the prior year, according to information provided to us by the Russian Alcohol Group. The national sales network of the Russian Alcohol Group, the largest in the Russian spirit market, coupled with the best selling vodka portfolio puts it in a very enviable position. This is particularly important because of the legal restrictions on advertising spirits in Russia.”

Mr. Carey continued, “We believe that the Russian consumer continues to trade into the mainstream and premium vodka sectors from lower priced sectors and that the Russian Alcohol Group and Parliament are well positioned to capture these strong growth trends. As we move into the strongest half of the year for spirit sales, we look forward to working with Lion Capital and the management team of Russian Alcohol to identify synergies between our companies.”

As a result of this investment, the Company is raising its full year 2008 comparable fully-diluted earnings per share guidance from $2.50 – $2.65 to $2.65 – $2.80. The Company is also increasing its full year 2009 comparable fully-diluted earnings per share guidance from $3.50 – $3.70 to $3.75– $4.00. As the investment will be accounted for under the equity method of accounting, there is no change to the Company’s full year guidance on net sales of $1.57-$1.70 billion for 2008 and $1.93 – $2.03 billion for 2009.

Citi and Renaissance Capital have acted as financial advisors and Dewey & LeBoeuf LLP has acted as legal advisor to CEDC.

CEDC has included fully diluted net income per share guidance on a non-GAAP basis, referred to in this release as “comparable fully-diluted earnings per share.” CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the reconciliation set forth below provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release. Our full year guidance for 2008 and 2009 are forward-looking statements. For more information on forward-looking statements please refer to the last paragraph of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teachers Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, our earnings and net sales guidance, and statements regarding expectations for our strategic investment in the Russian Alcohol Group and its performance. Forward-looking statements involve known and unknown risks and uncertainties, including risks relating to our ability to successfully complete investments and achieve the benefits we anticipate therefrom, that may cause the actual results performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission, including our current report on form 8-K filed June 18, 2008.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

Full Year Guidance, 12 Months Ending December 31,	2008	2009
Range for GAAP Fully Diluted Earnings per Share	$2.73	$3.68
	$2.88	$3.88

Foreign exchange impact related to outstanding Senior Secured Notes	(0.17)	—	(A)
Other acquisition related costs	0.01	—	(B)
Cost associated with early retirement of debt	0.01	—	(C)
Impact of expensing stock options	0.07	0.07	(D)

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.65	$3.75
	$2.80	$4.00

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
B.	Represents other miscellaneous pre-acquisition financing costs related to the Parliament acquisition in 2008.
C.	Represents the net after tax impact of costs associated with retirement of $14 million of the Senior Secured Notes in 2008.
D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options